UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Amendment No. 1

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2012

Strategic Storage Trust, Inc.

(Exact name of Company as specified in its charter)

Commission File Number: 000-53644

Maryland	32-0211624
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices)

(877) 327-3485

(Company’s telephone number)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Strategic Storage Trust, Inc., a Maryland Corporation (the “Registrant”), hereby amends its Current Report on Form 8-K dated August 16, 2012 for the purpose of filing the financial statements and pro forma financial information with respect to the Registrant’s acquisition of ten self storage facilities and the pending acquisition of six self storage facilities from unaffiliated third parties in accordance with Rule 3-14 and Article 11 of Regulation S-X, respectively.

In accordance with Rule 3-14 and Article 11 of Regulation S-X, the Registrant hereby files the following financial statements and pro forma financial information, respectively.

Item 9.01.	Financial Statements

Independent Auditors’ Report

To the Board of Directors and Stockholders

Strategic Storage Trust, Inc.

Ladera Ranch, California

We have audited the accompanying combined statements of revenue and certain operating expenses (the “Historical Summary”) of the 16 self storage properties located in Georgia, South Carolina, and Florida (together, the “Stockade Portfolio”), for the year ended December 31, 2011. The Historical Summary is the responsibility of the management of the sellers of the Stockade Portfolio. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Form 8-K/A and in the Registration Statement on Form S-11 of Strategic Storage Trust, Inc.) as described in Note 1 and is not intended to be a complete presentation of the Stockade Portfolio’s revenue and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the combined revenue and certain operating expenses as described in Note 1 of the Stockade Portfolio for the year ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ CohnReznick LLP
Los Angeles, California
October 31, 2012

Stockade Portfolio

Combined Statements of Revenue and

Certain Operating Expenses

	Year Ended December 31, 2011	Period from January 1, 2012 - June 30, 2012 (unaudited)
REVENUE
Net rental revenue	$6,253,295	$3,368,408
Other operating income	238,621	160,528

Total revenue	6,491,916	3,528,936

CERTAIN OPERATING EXPENSES
Property operating expenses	920,140	466,689
Salaries and related expenses	761,043	386,619
Marketing expense	116,875	31,729
Real estate taxes	618,401	276,522
Property insurance	109,651	54,396

Total certain operating expenses	2,526,110	1,215,955

Revenue in excess of certain operating expenses	$3,965,806	$2,312,981

See notes to combined statements of revenue and certain operating expenses.

Stockade Portfolio

Notes to Combined Statements of Revenue and Certain Operating Expenses

Year Ended December 31, 2011 and Period from January 1, 2012 through June 30, 2012

(unaudited)

Note 1—Organization and Basis of Presentation

The accompanying combined statements of revenue and certain operating expenses include the revenue and certain operating expenses of 16 self storage properties located in Georgia, South Carolina, and Florida (together, the “Stockade Portfolio”). Strategic Storage Trust, Inc. (the “Company”) acquired the first phase (eight properties for $25 million) of this multi-phase acquisition on August 16, 2012, the second phase (two properties for $11.4 million) on October 1, 2012, and the third phase (six properties for approximately $38.7 million) is anticipated to close in the fourth quarter. Total consideration will be approximately $75.1 million, plus closing costs and acquisition fees. The Stockade Portfolio contains approximately 8,560 storage units.

The accompanying combined statements of revenue and certain operating expenses were prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for the acquisition of real estate properties. The combined statements of revenue and certain operating expenses are not representative of the actual operations of the Stockade Portfolio for the periods presented, because certain operating expenses that may not be comparable to the expenses to be incurred in the proposed future operations of the Stockade Portfolio have been excluded. Expenses excluded generally consist of management fees, interest and debt related costs, depreciation and amortization expense, interest income, income taxes and certain other allocated corporate expenses not directly related to the operations of the Stockade Portfolio. Therefore, the combined statements of revenue and certain operating expenses may not be comparable to a combined statement of operations for the Stockade Portfolio after its acquisition by the Company. Except as noted above, management of the sellers of the Stockade Portfolio are not aware of any material factors relating to the Stockade Portfolio for the year ended December 31, 2011 or the period from January 1, 2012 through June 30, 2012 (unaudited), that would cause the reported combined financial information not to be indicative of future operating results.

Note 2—Summary of Significant Accounting Policies

Basis of Accounting

The combined statements of revenue and certain operating expenses have been prepared using the accrual method of accounting on the basis of presentation described in Note 1. As such, revenue is recorded when earned and expenses are recognized when incurred.

Revenue Recognition

Rental revenue is recognized when due over the lease terms, which are generally month-to-month leases. Other operating income, consisting primarily of late fees and ancillary revenue, is recognized when earned.

Stockade Portfolio

Notes to Combined Statements of Revenue and Certain Operating Expenses

Year Ended December 31, 2011 and Period from January 1, 2012 through June 30, 2012

(unaudited)

Property Operations

Certain operating expenses represent the direct expenses of operating the Stockade Portfolio and consist primarily of repairs and maintenance, utilities, real estate taxes, insurance, general and administrative and other operating expenses that are expected to continue in the ongoing operation of the Stockade Portfolio.

Use of Estimates

The preparation of the accompanying combined statements of revenue and certain operating expenses in accordance with accounting principles generally accepted in the United States of America requires management of the sellers of the Stockade Portfolio to make certain estimates and assumptions that affect the reported amounts of revenue and certain operating expenses during the reporting periods. Actual results could differ from those estimates.

Advertising

Advertising costs are charged to expense as incurred.

STRATEGIC STORAGE TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2012 and for the Year Ended December 31, 2011 and the Period Ended June 30, 2012 (unaudited)

The following unaudited pro forma consolidated balance sheet gives effect to a multi-phase acquisition of 16 self storage facilities (the “Stockade Portfolio”) from unaffiliated entities as if it was fully completed as of June 30, 2012 by Strategic Storage Trust, Inc., a Maryland Corporation (the “Company”). The Company closed the first two phases of the acquisition on August 16, 2012 and October 1, 2012 closing eight and two properties, respectively; the remaining six properties are expected to close in the fourth quarter of 2012. The following unaudited pro forma consolidated statements of operations are based on the historical consolidated statements of operations of the Company and the historical statements of operations of the Stockade Portfolio. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2011 gives effect to this acquisition as if it had been fully completed as of January 1, 2011. The unaudited pro forma consolidated statement of operations for the period ended June 30, 2012 gives effect to this acquisition as if it had been fully completed as of January 1, 2012.

The information included in the “Strategic Storage Trust, Inc. Historical” column of the unaudited pro forma consolidated statement of operations for the year ended December 31, 2011 sets forth the Company’s historical consolidated statement of operations which are derived from the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC for the period ended December 31, 2011. The information included in the “Strategic Storage Trust, Inc. Historical” column of the unaudited pro forma consolidated balance sheet as of June 30, 2012 and the unaudited pro forma consolidated statement of operations for the period ended June 30, 2012 sets forth the Company’s historical consolidated balance sheet and consolidated statement of operations which are derived from the Company’s unaudited consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q filed with the SEC for the period ended June 30, 2012.

The unaudited pro forma adjustments are based on available information and certain estimates and assumptions that the Company believes are reasonable and factually supportable. These unaudited pro forma financial statements do not purport to represent what the actual financial position or results of operations of the Company would have been assuming such transaction had been completed as set forth above nor does it purport to represent the results of operations of the Company for future periods.

You should read the unaudited pro forma consolidated financial statements set forth below in conjunction with the audited and unaudited consolidated financial statements and related notes of the Company included in the SEC filings discussed above.

STRATEGIC STORAGE TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

As of June 30, 2012

	Strategic Storage Trust, Inc. Historical	Facility Acquisition Note (2)		Strategic Storage Trust, Inc. Pro Forma Note (3)
ASSETS
Cash and cash equivalents	$51,405,755	$(41,440,311)	a	$9,965,444
Real estate facilities:
Land	149,879,531	26,234,000	b	176,113,531
Buildings	336,257,656	40,124,086	b	376,381,742
Site improvements	31,301,158	3,706,914	b	35,008,072

	517,438,345	70,065,000		587,503,345
Accumulated depreciation	(22,584,923)	—		(22,584,923)

	494,853,422	70,065,000		564,918,422
Construction in process	3,836,825	—		3,836,825

Real estate facilities, net ($16,955,639 related to VIEs)	498,690,247	70,065,000		568,755,247
Deferred financing costs, net of accumulated amortization	5,752,126	743,127	c	6,495,253
Intangible assets, net of accumulated amortization	10,735,041	5,060,000	b	15,795,041
Restricted cash	5,511,725	775,825	d	6,287,550
Investments in unconsolidated joint ventures	8,790,428	—		8,790,428
Other assets	4,752,109	17,678	e	4,769,787

Total assets	$585,637,431	$35,221,319		$620,858,750

LIABILITIES AND STOCKHOLDERS’ EQUITY
Secured debt ($10,184,743 related to VIEs)	$314,451,560	$37,562,500	f	$352,014,060
Accounts payable and accrued liabilities	11,812,450	296,831	e	12,109,281
Due to affiliates	1,146,342	—		1,146,342
Distributions payable	2,475,044	—		2,475,044

Total liabilities	329,885,396	37,859,331		367,744,727

Commitments and contingencies
Redeemable common stock	—	—		—
Stockholders’ equity:
Strategic Storage Trust, Inc. stockholders’ equity:
Common stock, $0.001 par value; 700,000,000 shares authorized; 43,279,973 shares issued and outstanding at June 30, 2012	43,280	—		43,280
Additional paid-in capital	359,610,984	—		359,610,984
Distributions	(55,719,976)	—		(55,719,976)
Accumulated deficit	(53,474,601)	(2,638,012)	g	(56,112,613)
Accumulated other comprehensive loss	(1,108,852)	—		(1,108,852)

Total Strategic Storage Trust, Inc. stockholders’ equity	249,350,835	(2,638,012)		246,712,823

Noncontrolling interest in Operating Partnership	471,100	—		471,100
Other noncontrolling interests	5,930,100	—		5,930,100

Total noncontrolling interests	6,401,200	—		6,401,200

Total stockholders’ equity	255,752,035	(2,638,012)		253,114,023

Total liabilities and stockholders’ equity	$585,637,431	$35,221,319		$620,858,750

See notes to unaudited pro forma consolidated financial statements.

STRATEGIC STORAGE TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2011

	Strategic Storage Trust, Inc. Historical	Facility Acquisition Note (4)	Pro Forma Adjustments Note (5)		Strategic Storage Trust, Inc. Pro Forma
Revenues:
Self storage rental income	$48,109,145	$6,253,295	$—		$54,362,440
Ancillary operating income	1,286,933	238,621	—		1,525,554

Total revenues	49,396,078	6,491,916	—		55,887,994

Operating expenses:
Property operating expenses	19,402,185	2,526,110	139,980	1	22,068,275
Property operating expenses—affiliates	5,702,921	—	449,515	2	6,152,436
General and administrative	2,405,218	—	—		2,405,218
Depreciation	9,422,606	—	1,517,094	3	10,939,700
Intangible amortization expense	13,935,903	—	2,248,889	3	16,184,792
Property acquisition expenses—affiliates	5,706,838	—	1,878,125	4	7,584,963
Other property acquisition expenses	2,036,196	—	699,888	4	2,736,084

Total operating expenses	58,611,867	2,526,110	6,933,491		68,071,468

Operating income (loss)	(9,215,789)	3,965,806	(6,933,491)		(12,183,474)
Other income (expense):
Interest expense	(11,859,146)	—	(1,766,019)	5	(13,625,165)
Deferred financing amortization expense	(1,331,514)	—	(74,313)	6	(1,405,827)
Equity in earnings of real estate ventures	852,728	—	—		852,728
Other	(280,516)	—	—		(280,516)

Net income (loss)	(21,834,237)	3,965,806	(8,773,823)		(26,642,254)
Less: Net loss attributable to the noncontrolling interests in our Operating Partnership	118,601	—	26,205	7	144,806
Net loss attributable to other noncontrolling interests	358,207	—	—		358,207

Net income (loss) attributable to Strategic Storage Trust, Inc.	$(21,357,429)	$3,965,806	$(8,747,618)		$(26,139,241)

Net loss per share—basic	$(0.68)				$(0.73)
Net loss per share—diluted	$(0.68)				$(0.73)

Weighted average shares outstanding—basic	31,243,109		4,695,967	8	35,939,076
Weighted average shares outstanding—diluted	31,243,109		4,695,967	8	35,939,076

See notes to unaudited pro forma consolidated financial statements.

STRATEGIC STORAGE TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For The Period Ended June 30, 2012

	Strategic Storage Trust, Inc. Historical	Facility Acquisition Note (4)	Pro Forma Adjustments Note (5)		Strategic Storage Trust, Inc. Pro Forma
Revenues:
Self storage rental income	$30,046,543	$3,368,408	$—		$33,414,951
Ancillary operating income	1,010,648	160,528	—		1,171,176

Total revenues	31,057,191	3,528,936	—		34,586,127

Operating expenses:
Property operating expenses	12,798,196	1,215,955	99,551	1	14,113,702
Property operating expenses—affiliates	3,968,016	—	271,736	2	4,239,752
General and administrative	1,208,002	—	—		1,208,002
Depreciation	6,788,033	—	752,312	3	7,540,345
Intangible amortization expense	6,087,914	—	1,124,444	3	7,212,358
Property acquisition expenses—affiliates	263,150	—	1,878,125	4	2,141,275
Other property acquisition expenses	478,776	—	637,766	4	1,116,542

Total operating expenses	31,592,087	1,215,955	4,763,934		37,571,976

Operating income (loss)	(534,896)	2,312,981	(4,763,934)		(2,985,849)
Other income (expense):
Interest expense	(9,070,272)	—	(875,752)	5	(9,946,024)
Deferred financing amortization expense	(1,987,328)	—	(36,851)	6	(2,024,179)
Equity in earnings of real estate ventures	454,003	—	—		454,003
Gain on sale of investment in unconsolidated joint venture	815,000	—	—		815,000
Other	(218,785)	—	—		(218,785)

Net income (loss)	(10,542,278)	2,312,981	(5,676,537)		(13,905,834)
Less: Net loss attributable to the noncontrolling interests in our Operating Partnership	49,696	—	15,304	7	65,000
Net (income) loss attributable to other noncontrolling interests	(26,586)	—	—		(26,586)

Net income (loss) attributable to Strategic Storage Trust, Inc.	$(10,519,168)	$2,312,981	$(5,661,233)		$(13,867,420)

Net loss per share—basic	$(0.28)				$(0.34)
Net loss per share—diluted	$(0.28)				$(0.34)

Weighted average shares outstanding—basic	37,667,172		2,688,373	8	40,355,545
Weighted average shares outstanding—diluted	37,667,172		2,688,373	8	40,355,545

See notes to unaudited pro forma consolidated financial statements.

STRATEGIC STORAGE TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2012 and for the Year Ended December 31, 2011 and the Period Ended June 30, 2012

Note 1. Acquisition

On August 16, 2012 and October 1, 2012 the Company closed on the acquisition of eight self storage facilities (acquisition price of $25.0 million) and two self storage facilities (acquisition price of $11.4 million), respectively, of the 16 facilities located in South Carolina, Georgia, and Florida (the “Stockade Portfolio”). The remaining six properties (acquisition price of approximately $38.7 million) are expected to close in the fourth quarter of 2012. The Stockade Portfolio facilities were collectively under common control and were owned by unaffiliated entities. The combined consideration for the Stockade Portfolio is approximately $75.1 million plus closing costs and acquisition fees. Assuming the remaining properties close, the Company will incur approximately $1.9 million in acquisition fees in connection with the completion of all the phases of this acquisition, payable to its advisor. The Stockade Portfolio contains approximately 8,560 storage units, totaling approximately 1.1 million square feet.

In connection with the acquisition of the Stockade Portfolio, on October 1, 2012, the Company entered into a portfolio loan (“Citi Loan—1”) with Citigroup Global Markets Realty Corp with a principal amount of $18.2 million, which encumbered the first ten facilities acquired. Citi Loan—1 bears a fixed interest rate of 4.60%, based on a 30-year amortization schedule, with an initial 2 year interest-only period.

The Company anticipates closing a second portfolio loan (“Citi Loan—2”) with a principal amount of approximately $19.4 million, which would encumber the six facilities expected to close in the fourth quarter of 2012. These loans are collectively known as the “Citi Loans”.

Note 2. Balance Sheet –Facility Acquisition

The unaudited pro forma consolidated balance sheet of the Company reflects pro forma adjustments related to the assumed full acquisition of the Stockade Portfolio and the assumed closing of the Citi Loans as if they had occurred on June 30, 2012.

Note 3. Balance Sheet – Pro Forma Adjustments

(a)	The Stockade Portfolio was assumed to have been acquired using cash and proceeds from the loans described above at June 30, 2012. This adjustment reflects the use of cash on hand at June 30, 2012.

(b)	Adjustment reflects the combined purchase price of $75,125,000 allocated to land, building, site improvements and intangible assets. The purchase price allocation is preliminary; therefore the allocation between land, building, site improvements and intangible assets is subject to change.

(c)	Adjustment reflects the estimated deferred financing costs related to the Citi Loans.

(d)	Adjustment reflects estimated lender-required reserves for property taxes, insurance, and required capital expenditure reserves, related to the Citi Loans.

(e)	Adjustment to other assets primarily reflects estimated prepaid insurance related to the Stockade Portfolio. Adjustment to accounts payable and accrued liabilities reflects estimated unearned rent related to the Stockade Portfolio.

STRATEGIC STORAGE TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2012 and for the Year Ended December 31, 2011 and the Period Ended June 30, 2012

(f)	Adjustment reflects Citi Loan—1 entered into on October 1, 2012 and the anticipated closing of Citi Loan—2, assumed to close in the fourth quarter of 2012.

(g)	Adjustment reflects the expensing of acquisition-related costs which are required to be expensed as incurred under GAAP. Such amounts include the actual expenses incurred in closing the first ten facilities and estimated expenses for the acquisition of the remaining six facilities.

Note 4. Statement of Operations – Facility Acquisition

The first two phases of this acquisition were completed on August 16, 2012 and October 1, 2012. We believe that it is probable that the remaining facilities will close in the fourth quarter of 2012, although there can be no assurance thereof. Based on the aforementioned, the results of the entire Stockade Portfolio have been included herein. These historical amounts represent the audited results of the Stockade Portfolio for the year ended December 31, 2011 and the unaudited results for the period ended June 30, 2012.

Note 5. Statement of Operations – Pro Forma Adjustments

(1)	Adjustments for the year ended December 31, 2011 and the period ended June 30, 2012 reflect the estimated increased cost of property taxes as compared to the Stockade Portfolio historical results.

(2)	Adjustment for the year ended December 31, 2011 and the period ended June 30, 2012 reflects the additional fees pursuant to the Company’s property management agreement as compared to historical amounts. The Company’s property manager is paid a monthly fee of 6% of gross revenues, as defined, received from the Company’s properties. The Company’s advisor is entitled to an asset management fee of one-twelfth of one-percent of average invested assets, as defined, which was waived for the Stockade Portfolio for the quarter ending September 30, 2012. Given such waiver, the Company has assumed that no asset management fees would have been incurred for the periods presented.

(3)	Adjustment for the year ended December 31, 2011 and the period ended June 30, 2012 reflects the depreciation and amortization expense resulting from the Stockade Portfolio acquisition. Such depreciation and amortization expense was based on a preliminary purchase price allocation of approximately $26.2 million to land, approximately $3.7 million to site improvements, approximately $40.1 million to building, and approximately $5.1 million to intangible assets. Depreciation expense on the purchase price allocated to building is recognized using the straight-line method over a 35-year life and the depreciation for the site improvements are recognized straight-lined over a 10-year life. Amortization expense on the purchase price allocated to intangible assets is recognized using the straight-line method over an estimated benefit period of approximately 27 months. The purchase price allocation, and therefore depreciation and amortization expense, is preliminary and is subject to change.

STRATEGIC STORAGE TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2012 and for the Year Ended December 31, 2011 and the Period Ended June 30, 2012

(4)	Adjustment for the year ended December 31, 2011 and the period ended June 30, 2012 reflects the expensing of acquisition-related costs, consisting of acquisition expenses payable to affiliates of approximately $1.9 million and approximately $1.9 million, respectively and other property acquisition expenses of approximately $700,000, and $638,000, respectively which are required to be expensed as incurred under GAAP. The difference in the adjustment for other property acquisition expenses for the period ended June 30, 2012 is attributable to approximately $62,000 of acquisition expenses incurred and expensed by the Company in accordance with GAAP as of June 30, 2012. Such amounts include the actual expenses incurred through the closing of the first two phases and estimated expenses for the pending phase, based on the previous closings.

(5)	Adjustment reflects the interest expense on the Citi Loans. For Citi Loan – 2, we have estimated an interest rate of 4.75%.

(6)	Adjustments reflect the estimated amortization of the deferred financing costs related to the Citi Loans.

(7)	Minority interest is adjusted based on the additional pro forma earnings and the pro forma shares outstanding. Such adjustment was based upon a calculation of pro forma net income and pro forma shares outstanding.

(8)	The pro forma weighted average shares outstanding were computed based on the weighted average number of shares outstanding during the period adjusted to give effect to the shares assumed to be issued had the acquisition been completed on January 1, 2011 or January 1, 2012, as applicable.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST, INC.

Date: November 1, 2012	By:	/s/ Michael S. McClure
Michael S. McClure
Executive Vice President and Chief Financial Officer